UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011
REGAL BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin	53511-6254

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (608) 364-8800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 30, 2011, Regal Beloit Corporation (the “Company”) entered into a new revolving credit agreement (the “Credit Agreement”) among the Company and the lenders and agents party thereto. The Credit Agreement replaced the Company’s existing $500.0 million revolving credit facility. The Company intends to use the Credit Agreement for general corporate purposes and to support the Company’s growth and acquisition strategies.
The Credit Agreement provides for a revolving credit facility that matures on June 30, 2016. The initial maximum aggregate amount of availability under the revolving credit facility is $500.0 million, including a $100.0 million letter of credit subfacility. As of June 30, 2011, no revolving loans were outstanding and the dollar equivalent of approximately $48.2 million of letters of credit were outstanding. The Company may from time to time increase the maximum aggregate amount of availability under the revolving credit facility by up to $250.0 million if certain conditions are satisfied, including (i) the absence of any event of default or default under the Credit Agreement, and (ii) the Company obtaining the consent of the lenders participating in each such increase.
Borrowings under the Credit Agreement generally bear interest at a variable rate equal to (i) LIBOR (adjusted for Eurocurrency reserves) plus a specified margin, which will be adjusted based on the Company’s Leverage Ratio (as defined below), or (ii) the base rate (which is the highest of (a) the administrative agent’s prime rate, (b) the federal funds rate plus 0.50%, or (c) the sum of 1% plus one-month LIBOR) plus a specified margin, which will be adjusted based on the Company’s Leverage Ratio. The Company must also pay (1) a non-use fee ranging from 0.175% to 0.325% per annum (based upon the Company’s Leverage Ratio) on the average daily unused portion of each lender’s commitment under the Credit Agreement, and (2) a letter of credit fee ranging from 0.5625% to 2.125% per annum (based on the Company’s Leverage Ratio) on the undrawn amount of each letter of credit issued and outstanding under the Credit Agreement.
Under the Credit Agreement, the Leverage Ratio equals, as of the end of any period of four consecutive fiscal quarters, the ratio of (i) the remainder as of the last day of such period of (x) all debt of the Company and its subsidiaries minus (y) Specified Cash (as defined below) to (ii) EBITDA (as defined below) for such period (the “Leverage Ratio”). “Specified Cash” equals the lesser of (i) the aggregate amount of cash, cash equivalents and short-term investments of the Company and its subsidiaries in excess of $50.0 million and (ii) $100.0 million. “EBITDA” means, for any period, the Company’s consolidated (x) net income for such period, excluding any extraordinary gains or losses, certain non-recurring or unusual losses, charges or expenses and net income attributable to noncontrolling interests, net of tax, plus (b) interest expense and certain other interest or similar costs, taxes on or measured by income, depreciation and amortization and other non-cash charges during such period, minus (c) non-cash income during such period. The Credit Agreement provides for the calculation of EBITDA giving pro forma effect to certain acquisitions and dispositions during the period to which such calculation relates.
The Credit Agreement contains various restrictions and covenants applicable to the Company and, with certain exceptions, its subsidiaries. Among other requirements, the Company may not permit (i) the ratio of debt of the Company and its subsidiaries (excluding certain contingent obligations, hedging obligations, securitization obligations and obligations to pay the deferred purchase price of services) to EBITDA for the four consecutive fiscal quarters then ended to exceed 3.75 to 1.00 as of the end of any fiscal quarter of the Company, or (ii) the ratio of its EBITDA for the four consecutive fiscal quarters then ended to its consolidated interest expense for the same period to be less than 3.00 to 1.00 as of the end of any fiscal quarter of the Company.

All borrowings under the Credit Agreement are unsecured. However, certain domestic subsidiaries of the Company have unconditionally guaranteed the Company’s obligations from time to time arising under the Credit Agreement, and the Company have unconditionally guaranteed the obligations of any subsidiary borrowers under the Credit Agreement to the extent that such subsidiary borrowers borrow directly under the Credit Agreement.
The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the administrative agent may declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if the Company or any of the subsidiary borrowers or the subsidiary guarantors under the Credit Agreement becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.
The description of the Credit Agreement set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.
Also on June 30, 2011, the Company entered into an amendment (the “First Amendment”) to its existing $165.0 million term loan facility, which matures on June 16, 2013 (the “Amended Term Loan”), among the Company and the lenders and agents party thereto. The First Amendment conformed certain of the terms of such term loan facility to those of the Credit Agreement, including, among other things, certain definitions, representations, warranties and covenants.
The descriptions of the First Amendment and the Amended Term Loan set forth above are qualified by reference to the First Amendment filed herewith as Exhibit 4.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibits are being filed herewith:
(4.1)
Credit Agreement, dated as of June 30, 2011, among Regal Beloit Corporation, the financial institutions party thereto, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., U.S. Bank National Association and Fifth Third Bank, as co-documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book managers.

(4.2)
First Amendment, dated as of June 30, 2011, among Regal Beloit Corporation, the financial institutions party thereto, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, to Term Loan Agreement, dated as of June 16, 2008, among Regal Beloit Corporation, the financial institutions party thereto, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION
Date: July 5, 2011	By:	/s/ Peter C. Underwood
Peter C. Underwood
Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION
Exhibit Index to Current Report on Form 8-K
Dated June 30, 2011

Exhibit
Number

(4.1)
Credit Agreement, dated as of June 30, 2011, among Regal Beloit Corporation, the financial institutions party thereto, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., U.S. Bank National Association and Fifth Third Bank, as co-documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book managers.

(4.2)
First Amendment, dated as of June 30, 2011, among Regal Beloit Corporation, the financial institutions party thereto, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, to Term Loan Agreement, dated as of June 16, 2008, among Regal Beloit Corporation, the financial institutions party thereto, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.